UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2006

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Executive Compensation

On February 10, 2006, the Compensation Committee of the Board of Directors of STAAR Surgical Company (the "Committee") approved bonus compensation, equity compensation awards and salary increases for certain executive officers, acting at the discretion of the Committee. The Committee based its decisions on a review of personal performance and the performance of the company in the past year.

The Committee approved cash bonuses as follows: David Bailey, President and Chief Executive Officer ($80,000) and Deborah Andrews, Vice President and Chief Financial Officer ($67,500).

The Committee approved the grant of options to purchase Common Stock in the following amounts, at an exercise price of $6.92 per share (the closing price of the Common Stock on the Nasdaq National Market on February 10, 2006), subject to four-year annual vesting: David Bailey (50,000 shares), Thomas Paul, Vice President of Research and development (15,000 shares) and Deborah Andrews (25,000 shares).

The Committee approved a salary increase for Thomas Paul in the amount of 10%, increasing his base salary from $164,999.90 to $181,499.89.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

February 16, 2006	By:	David Bailey

Name: David Bailey
Title: President and Chief Executive Officer